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                                                                    EXHIBIT 12.3

                        TURNER BROADCASTING SYSTEM, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES

                                      SIX MONTHS
                                         ENDED                         THREE MONTHS
                                       JUNE 30,           YEAR ENDED      ENDED
                                -----------------------  DECEMBER 31,  DECEMBER 31,
                                   1998         1997         1997          1996
                                ----------   ----------  ------------  ------------
                                           (IN MILLIONS, EXCEPT RATIOS)

Earnings:
    Net income (loss) before
      income taxes and
      extraordinary items.....     $ 94         $ 61         $265          $ 42
    Interest expense..........       99          102          211            60
    Amortization of
      capitalized interest....        4           10           16             5
    Portion of rents
      representative of an
      interest factor.........       15           12           23             8
    Undistributed losses of
      less than 50% owned
      companies...............        4            4           12             2
                                  -----        -----        -----         -----
        Total earnings........     $216         $189         $527          $117
                                  -----        -----        -----         -----
                                  -----        -----        -----         -----
Fixed charges:
    Interest expense..........     $ 99         $102         $211          $ 60
    Capitalized interest......    --              14           13             6
    Portion of rents
      representative of an
      interest factor.........       15           12           23             8
                                  -----        -----        -----         -----
        Total fixed charges...     $114         $128         $247          $ 74
                                  -----        -----        -----         -----
                                  -----        -----        -----         -----
Ratio of earnings to fixed
  charges
  (deficiency in the coverage
  of fixed charges by earnings
  before fixed charges)(a)....      1.9x         1.5x         2.1x          1.6x
                                  -----        -----        -----         -----
                                  -----        -----        -----         -----

                              NINE
                              MONTHS
                              ENDED     YEAR ENDED
                              SEPTEMBER    DECEMBER 31,
                              30,   ------------------
                              1996  1995   1994   1993
                              ----  ----   ----   ----
Earnings:
    Net income (loss) before
      income taxes and
      extraordinary items.....$(42) $173   $ 79   $121
    Interest expense..........141    209    219    195
    Amortization of
      capitalized interest....13      11      7    --
    Portion of rents
      representative of an
      interest factor.........23      31     30     26
    Undistributed losses of
      less than 50% owned
      companies...............1       16     15     16
                              ----  ----   ----   ----
        Total earnings........$136  $440   $350   $358
                              ----  ----   ----   ----
                              ----  ----   ----   ----
Fixed charges:
    Interest expense..........$141  $209   $219   $195
    Capitalized interest......16      15     14    --
    Portion of rents
      representative of an
      interest factor.........23      31     30     26
                              ----  ----   ----   ----
        Total fixed charges...$180  $255   $263   $221
                              ----  ----   ----   ----
                              ----  ----   ----   ----
Ratio of earnings to fixed
  charges
  (deficiency in the coverage
  of fixed charges by earnings
  before fixed charges)(a)....$(44)  1.7x   1.3x   1.6x
                              ----  ----   ----   ----
                              ----  ----   ----   ----

------------

 (a) TBS became a wholly owned subsidiary of the Issuer on October 10, 1996 through a merger with a subsidiary of the Issuer in connection with the TBS Transaction. The ratios of earnings to fixed charges of TBS for all post-merger periods have been adjusted to reflect the Issuer's basis of accounting. The ratios of earnings to fixed charges (or coverage deficiencies) of TBS for all pre-merger periods are reflected at TBS's historical cost basis of accounting. Certain reclassifications have been made to TBS's ratios of earnings to fixed charges for pre-merger periods to conform to the post-merger presentation.










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